CORPORATE PARTICIPANTS

Lisa Soares
Lexington Realty Trust - IR

Will Eglin
Lexington Realty Trust - CEO, COO, and President

Pat Carroll
Lexington Realty Trust - CFO, EVP, and Treasurer

Natasha Roberts
Lexington Realty Trust - EVP & Director of Real Estate

CONFERENCE CALL PARTICIPANTS

Sheila McGrath
Keefe, Bruyette & Woods - Analyst

John Guinee
Stifel Nicolaus - Analyst

Anthony Paolone
JPMorgan Chase & Co. - Analyst

PRESENTATION

Operator

Good morning and welcome to the Lexington Realty Trust second-quarter 2009 earnings conference call. At this time, all participants have been placed in a listen-only mode, and the floor will be open for questions following the presentation.

It is now my pleasure to turn the floor over to your host, Ms. Lisa Soares from Investor Relations for Lexington Realty Trust. Please go ahead.

Lisa Soares - Lexington Realty Trust - IR

Thanks, Mindy. Hello and welcome to the Lexington Realty Trust second-quarter conference call. The earnings press release was distributed over the wire this morning, and the release and supplemental disclosure package will be furnished on a Form 8-K.

In the press release and supplemental disclosure package, Lexington has reconciled all historical non-GAAP financial measures to the most directly comparable GAAP measure, in accordance with Regulation G requirements. If you do not receive a copy, these documents are available on Lexington's website at www.lxp.com in the Investor Relations section. Additionally, we are hosting a live webcast of today's call, which you can access in the same section.

At this time, management would like me to inform you that certain statements made during this conference call which are not historical may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Lexington believes expectations reflected in any forward-looking statements are based on reasonable assumptions, Lexington can give no assurance that its expectations will be attained.

Factors and risks that could cause actual results to differ materially from those expressed or implied by forward-looking statements are detailed in today's press release and from time to time in Lexington's filings with the SEC. Lexington does not undertake a duty to update any forward-looking statements.

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Final Transcript
Aug. 06. 2009 / 11:00AM ET, LXP - Q2 2009 Lexington Realty Trust Earnings Conference Call

With us today from management are Will Eglin, CEO and President; Robert Roskind, Chairman; Pat Carroll, Chief Financial Officer; Natasha Roberts, Executive Vice President and Director of Real Estate; and other members of management.

I'd like to turn the call over to Will for his opening remarks.

Will Eglin - Lexington Realty Trust - CEO, COO, and President

Thanks, Lisa, and welcome to all of you, and thank you for listening in to our second-quarter conference call.

We are pleased to have delivered strong results in our real estate portfolio for the second quarter of 2009, as we continued to execute well on our opportunities to deleverage the balance sheet, maintain adequate liquidity through asset sales and retained cash flow, and manage debt maturities.

For the quarter, our reported funds from operations were $0.35 per share after adjusting for a variety of charges as detailed in the earnings release. This compares favorably to our previous annual guidance range of $1.30 to $1.37 per share for 2009, which we lowered today to $1.29 to $1.34 per share to reflect the recent issuance of 7.3 million common shares in connection with our second-quarter dividend and the repurchase of 503,100 shares of our Series C preferred shares.

We have continued to make good progress with respect to our balance sheet. We deleveraged our balance sheet by approximately $111.4 million during the quarter, which included repurchasing $54.1 million face amount of our 5.45% exchangeable notes at a 17.6% discount.

Subsequent to quarter-end, we repurchased an additional $29.2 million of our exchangeable notes at a 15% discount and reduced the amount of bonds currently outstanding to $105.2 million. We believe that at this level the refinancing risk when the bonds mature in 2012 has been substantially mitigated.

We also believe that as part of our strategy to enhance shareholder value and raise capital at the lowest cost in order to reduce leverage, pursuing and executing well on property dispositions and related capital recycling is very important.

To that end, during the second quarter we sold six properties for $75.4 million at a weighted-average cap rate of 8%. Our disposition total for the year is about $85 million, so we're on track to reach our target of $150 million, although the market is challenging.

Our goal over the balance of the year is to achieve net sales proceeds of about $35 million, and that would allow the Company to begin next year with the $125 million revolving-loan portion of our credit facility fully available.

The sale of fully leased properties has put some downward pressure on occupancy. But we anticipate that some of our sales over the balance of the year will include vacant property, and this would have an offsetting, positive impact on occupancy.

In addition, we retained $17.7 million of capital and further improved our balance sheet flexibility by paying 90% of our recent quarterly dividend in stock. That being said, we continue to manage the Company under the assumption that we will return to paying the dividend in cash for 2010, although any decision with respect to next year's dividend will be made by the Board and in the context of then economic and capital market conditions and our taxable income.

As mentioned last quarter, we have been and continue to be very focused on managing our debt maturities. As of June 30, 2009, our debts maturing through 2012, including our proportionate share of joint venture debt, totaled $912.7 million and consisted of $426.2 million of consolidated non-recourse mortgage debt, $200 million under our secured credit facility, $20.4 million of joint venture obligations, $134.4 million of exchangeable notes, and $131.7 million at the Concord level.

Subsequent to quarter-end, these maturities were reduced by $29.2 million when we repurchased additional exchangeable notes, and we believe they're comfortably manageable.

Concord's debt maturities of $131.7 million through 2012 are non-recourse to Lexington, and Lexington has no direct obligation to satisfy such liabilities. We have not invested any equity capital in Concord since 2007, and we do not intend to do so. And in connection with that decision, we wrote down the value of our investment in Concord for GAAP purposes to zero.

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Final Transcript
Aug. 06. 2009 / 11:00AM ET, LXP - Q2 2009 Lexington Realty Trust Earnings Conference Call

In addition, in the current economic environment, we are unlikely to use any of our financial resources to retire approximately $60.8 million of non-recourse mortgage debt secured by four properties, which matures during this time period.

In view of these facts, as a practical matter, we view our 2009 to 2012 total debt maturities as $691 million, $200 million of which is our bank lines, which are supported by a borrowing base; $105.2 million are our exchangeable notes; and $365.4 million consists of non-recourse mortgage debt.

From a liquidity perspective, to satisfy our debt maturities, we have our cash position, $90 million of current credit-line availability, and $210 million remaining in accordion capacity under our secured credit facility. Beyond that, we have the potential for property sales and retained cash flow.

Our only significant recourse liability, not supported by property collateral, that matures during this time period are our exchangeable notes. And at $105.2 million principal amount, we believe this refinancing risk has been largely addressed.

Further, through 2012, roughly $112.3 million of mortgage debt will have amortized through regular debt service payments, so our leverage will continue to decline over time.

From an execution standpoint, we remain highly focused on improving the efficiency of all of our operations. And during the second quarter, our general and administrative costs were $6.2 million, compared to $7.3 million in the prior year.

In addition, we had a highly successful quarter with 26 leases executed, totaling 1.8 million square feet. We haven't had any material lease defaults, and credit quality has held up very well in spite of current economic conditions.

I think we've done an excellent job managing our lease rollovers, and we encourage you to review our rollover schedule in our supplemental disclosure package, which now shows that we have less than 5% of rental revenue, expiring in 2010 and 2011, in our single-tenant portfolio.

Now I'll turn the call over to Pat, who will take you through our results in more detail.

Pat Carroll - Lexington Realty Trust - CFO, EVP, and Treasurer

Thanks, Will. Results of operations in the second quarter of '09 compared to the second quarter of '08 were impacted primarily by the sale of properties to the NLS joint venture — that is, the primary driver of all operation fluctuations between comparable periods — along with the lease termination payment we received in 2008 relating to our Baltimore, Maryland, property.

During the quarter, Lexington had gross revenues of $98.8 million, comprised primarily of lease/rents and tenant reimbursements. Included in the rental income figure in the second quarter of '09 is $1.3 million of termination payments and deferred maintenance payments we received from our tenants.

Under GAAP, we are required to recognize revenue on a straight-line basis over the non-cancelable lease term, plus any periods covered by our bargain renewal option. In addition, the amortization of above- and below-market leases are included directly in rental revenue.

In the quarter, cash rents were in excess of GAAP rents by approximately $1 million, including the effect of above- and below-market leases. We have also included on page 42 of the supplement our estimates of both cash and GAAP rents for the remainder of 2009 through 2013.

Quarterly G&A decreased approximately $1.1 million compared to the same quarter last year. The primary driver for this decrease is negotiated reductions in professional fees and headcount.

We recorded a $4.2 million non-cash gain related to our forward equity commitment entered into in 2008, as a result of the increase in our share price since March 31st, 2009.

Our equity in earnings of non-consolidated entities was a loss of $83.2 million and related primarily to the non-cash impairment charge at the Concord level, for which our share is $51.3 million, and an additional non-cash charge of $39.1 million we incurred to write down our investment in Concord to zero. This was offset by earnings in our real estate joint ventures.

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Final Transcript
Aug. 06. 2009 / 11:00AM ET, LXP - Q2 2009 Lexington Realty Trust Earnings Conference Call

On pages 39 and 40 of the supplement, we have disclosed selected income statement data for our consolidated but non-wholly owned properties and our joint venture investments.

Turning to the balance sheet, our balance sheet continues to improve. We had $75 million of cash at quarter-end, including cash classified as restricted. Restricted cash balances relate to money held with lenders as escrow deposits on mortgages.

At quarter-end, we had about $2.2 billion of debt outstanding, which had a weighted-average interest rate of about 5.6%.

Included in tangibles is the allocation of the purchase price of properties related to in-place and above-market leases and customer relationships in accordance with FAS 141. Also, we have approximately $111 million in below-market lease liabilities. The significant components of other assets and liabilities are included on page 41 of the supplement.

During the quarter ended June 30th, '09, the Company capitalized approximately $3.3 million in lease costs, $2.8 million in TI costs, and about $6 million in capital improvements.

On pages 28 through 31 of the supplement, we disclose the details of all consolidated mortgages maturing through 2012.

Now I'd like for Natasha Roberts to discuss our leasing and expansion activity. Natasha?

Natasha Roberts - Lexington Realty Trust - EVP & Director of Real Estate

Thanks, Pat. As of June 30, 2009, our portfolio totaled approximately 42.8 million square feet, including our interest in 47 properties that are held in joint ventures.

26 leases were either executed or extended in the quarter, leading to an occupancy level of approximately 92% at quarter-end. Out of the 26 leases that were signed during the quarter, six were new and accounted for about 62,000 square feet, and 20 were renewals or extensions, which accounted for about 1.8 million square feet.

We lost approximately 418,000 square feet of occupancy due to lease expirations that were not renewed during the quarter. This includes the Harcourt lease on a building in Orlando, Florida, that was vacated in mid-June. The 355,000-square-foot lease expired on March 31, but the tenant remains in occupancy on a month-to-month basis at holdover rent.

Subsequent to the close of the quarter on June 30, 2009, we have executed 12 leases totaling 123,000 square feet and are currently negotiating one new lease and three lease extensions totaling 662,000 square feet.

Overall, in addition to our current vacancy of 3.5 million square feet, we have approximately 1.2 million square feet expiring over the balance of the year.

Vacancy is expected to be reduced by four foreclosures totaling approximately 813,000 square feet, the sale of vacant properties totaling 143,000 to 527,000 square feet, and new and renewal leases totaling 387,000 square feet to 1.1 million square feet.

Accordingly, with these assumptions, we estimate our year-end portfolio square footage to be 41.5 million to 42 million square feet and occupancy to be 92% to 94%. 2.2 million square feet of space is scheduled to expire in 2010, and of that, we expect to lease approximately 1.4 million square feet.

We continuously monitor the credit quality of our tenants. At this time, we do not have any material delinquencies in the portfolio. Our credit watch list includes Haggar Clothing Company, 180,000-square-foot headquarter office building in Dallas, Texas; Bi-Lo, a 42,000-square-foot retail facility in Chattanooga, Tennessee; Bally Total Fitness, a 37,000-square-foot fitness center in Canton, Ohio; Kmart; and our automotive tenants, including Tower Automotive in Plymouth, Michigan, Dana, and Tenneco Automotive in Marshall, Michigan. All of these tenants are current in their rental obligations.

Increased competition to obtain and retain tenants in our current economic environment is reflected in our retenanting assumptions. Our tenant improvement allowances for office tenants range from $0 to $30 per square foot for renewing tenants, and $25 to $40 per square foot for a new tenant. Industrial TIs range from $0 to $2 per square foot for a renewing tenant, and $1.50 to $3.50 per square foot for a new tenant.

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Final Transcript
Aug. 06. 2009 / 11:00AM ET, LXP - Q2 2009 Lexington Realty Trust Earnings Conference Call

Free rent and moving allowances are being offered. And in some markets, tenants are looking for the landlord to pay all relocation expenses. Additionally, tenants are looking for greater flexibility as it relates to lease commencement dates, lease term, and contraction provisions.

Leasing commissions range from 0% to 4.5% for a renewing lease, and 4.5% to 6.75% for a new lease, with additional incentives in the form of additional commission and cash bonuses. We have budgeted $15 million in tenant improvement allowances and leasing costs for the balance of 2009 and $31 million for 2010.

Our CapEx budget for the balance of 2009 is $26 million, which includes $13 million for 100 Light Street, and $17 million for 2010.

With regard to 100 Light Street, the renovation and redesign project continues, and the parking garage is open for business. During the quarter, we signed a 15,000-square-foot renewal. Assuming no additional leasing prior to the Legg Mason lease expiration in September of 2009, the property will be 25% leased.

And now I'll turn the call back over to Will.

Will Eglin - Lexington Realty Trust - CEO, COO, and President

Thanks, Natasha. Over the last year, we've spent a lot of time talking about deleveraging and balance sheet management. And this may sound very defensive, but we believe that we've been on the offense during this time by taking advantage of the dislocation in the credit markets by retiring debt and senior securities at substantial discounts.

During the last six quarters, we've retired $466 million of debt in senior securities for $351.3 million, for a total discount of $114.7 million. And we are very pleased to have taken advantage of this opportunity in such a significant way.

That being said, markets are healing, and that's certainly good news for all of us, the shareholders and the Company. But our exchangeable notes, for example, are now quoted at prices of 87 to 89. And with just $105.2 million now outstanding, we no longer feel any immediate need to retire additional bonds.

The recent repurchase of Series C preferred shares was an attractive investment opportunity to us. And to the extent there are other comparable opportunities to shrink the balance sheet in a way that enhances shareholder value, we will take advantage of those opportunities to the extent they arise.

However, opportunistic deleveraging like this is a process that will require continued patience. And we presently have three recourse liabilities not backed by real estate collateral, and those consist of what's left of the exchangeable notes, a $60.3 million term loan due in 2013, and $129 million of trust preferred due 2037.

We recognize that investors would like us to have less leverage, but we can't force the issue, and we certainly don't want to pay down low-cost debt just for the sake of reducing leverage. However, over a multiyear period, ideally we would end up with a balance sheet that does not have any short- or intermediate-term debt that isn't supported by sufficient real estate collateral.

So we have two liabilities left, the exchangeable notes and the term loan due in 2013, which total about $165.5 million that we would prefer not to have outstanding. But at this point, I think it's reasonable to assume that the remaining exchangeable notes can be refinanced at maturity and that we might address the 2013 term loan next time we refinance our bank lines.

And a further substantial deleveraging at that time might include the sale of our retail portfolio in 2011 and 2012. And on top of that, we will amortize about $139 million of mortgage debt through 2013 just from our regular debt service payments.

In summary, I'd like to point out that we've gotten a lot of things right here over the years. We were absolutely right in seeing the value of acquiring property between 2001 and 2005. And we were also right to pretty much stop acquiring real estate in 2006 and become an active seller of property beginning in 2007, although we acknowledge that using the proceeds to invest $50 million in Concord and spending $200 million buying in common stock were not the right choices in hindsight.

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Final Transcript
Aug. 06. 2009 / 11:00AM ET, LXP - Q2 2009 Lexington Realty Trust Earnings Conference Call

However, I think we've been absolutely right in 2008 and 2009 to focus our efforts on buying in our debt and senior securities at substantial discounts, where the value proposition has been far greater than investing in property.

And it's hard to say exactly when it will make sense to us to acquire property again, but shareholders should be confident that it will only happen when we see compelling value relative to deleveraging. And it's also reasonable to assume, given our long track record of investing with joint venture partners, that we will be prepared to act on opportunities as and when they may arise.

That concludes our formal comments, and we will turn it back to you, operator, to conduct the question-and-answer portion of the call.

QUESTION AND ANSWER

Operator

Thank you. (Operator Instructions). And our first question comes from Sheila McGrath with KBW. Please go ahead.

Sheila McGrath - Keefe, Bruyette & Woods - Analyst

Good morning. Will, I was wondering if you could walk us through the transaction of you purchasing in the perpetual preferred and issuing stock. And also, at that time that that transaction happened, the stock seemed to be under a lot of pressure, and I just wonder your thoughts on that.

Will Eglin - Lexington Realty Trust - CEO, COO, and President

Yes, we had an opportunity to retire a little more than $25 million of Series C preferred stock directly. We had an investor there who was willing to make a trade involving our common shares.

So we issued about $11 million of common and wiped out about $25 million liquidation preference of Series C. And the yield that we achieved on our investment was a little bit over 15%, which we think is a very high return for an investment that was so safe, which also advanced our objectives of improving fixed-charge coverage and shrinking the capital stack and deleveraging the balance sheet. So it was a modest common-equity issuance for us, but it was an attractive, if you will, re-equitization trade where we were able to earn a very high and safe return.

But you're absolutely right. We issued 3 million shares, and there was some excess supply available for sale on the stock during that short window, which I think contributed to the stock being sold down toward the end of June and early July.

Sheila McGrath - Keefe, Bruyette & Woods - Analyst

Okay, thanks. And also, could you just update us on 100 Light Street in terms of — Natasha said that it's 25% leased. Are you in conversations with any potential tenants on some of the space?

Will Eglin - Lexington Realty Trust - CEO, COO, and President

We absolutely are, but it's a little premature to predict that we'll have any leasing done this year. But we've been working hard on a couple of fairly significant leases there, and we're hopeful that sometime over the balance of the year we'll be able to give a better update.

Sheila McGrath - Keefe, Bruyette & Woods - Analyst

Okay, thank you.

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Final Transcript
Aug. 06. 2009 / 11:00AM ET, LXP - Q2 2009 Lexington Realty Trust Earnings Conference Call

Operator

(Operator Instructions). And our next question comes from John Guinee with Stifel Nicolaus. Please go ahead.

John Guinee - Stifel Nicolaus - Analyst

Hi. John Guinee here. Thank you. Couple of just a handful of questions. First, Pat, if I look at page 42, which is your GAAP and cash numbers, and look at your top-line existing property revenue, is there a correlation we can draw from that? Because what you've got is roughly 81.3 of GAAP in 2009 per quarter. In 2010 it drops down to about 77.5.

Pat Carroll - Lexington Realty Trust - CFO, EVP, and Treasurer

Well, yes, I mean, John, page 42 assumes that there are no retenanting of any leases, so as the leases go — as tenant leases expire, we don't assume that any of them get leased up. And the big drop in those relates to the 100 Light Street property, which goes through September of '09, as 100% leased and drops down to 25% leased. So that's because of the drop when you're looking at the current quarter.

I think 42 is a conservative way of looking at the Company, again, because it doesn't assume any re-leasing of any vacant — of any properties when leases mature.

John Guinee - Stifel Nicolaus - Analyst

Got you. Okay. Second, I think, Will, it's pretty obvious that you guys are going to pay the taxable minimum, or 90% of the taxable minimum, in terms of dividends for the foreseeable future. Can you give us any sense for what 2010 and 2011 will look like?

Will Eglin - Lexington Realty Trust - CEO, COO, and President

I think it's a little premature to discuss our outlook for 2010. There's a fairly significant amount of moving pieces over the balance of this year with respect to transaction activity. But we would expect to give guidance as we normally do in connection with our fourth-quarter earnings call.

John Guinee - Stifel Nicolaus - Analyst

Could you just guess?

Will Eglin - Lexington Realty Trust - CEO, COO, and President

No.

John Guinee - Stifel Nicolaus - Analyst

All right. Can you then also kind of walk through — you tend to give a summary on occasion — just your near-term situation, primarily on page 14? BP America. You've already talked about Legg Mason [whenever relevant], but what you see going on for these major rollouts in — major lease maturities in 2009 and 2010?

Will Eglin - Lexington Realty Trust - CEO, COO, and President

Well, Natasha I think summarized how much square footage is rolling and how much we think we'll be able to keep. So I'd rather not go line by line, because we have some discussions that are ongoing. We've done a lot of extension activity in 2010 already, and 2010, [as a result], from a revenue standpoint has been pushed down to a fairly low rollover at least from the standpoint of revenue.

The one property that we've got that's currently leased to Nextel — we do know that Nextel is vacating that at the beginning of the year.

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Final Transcript
Aug. 06. 2009 / 11:00AM ET, LXP - Q2 2009 Lexington Realty Trust Earnings Conference Call

John Guinee - Stifel Nicolaus - Analyst

Okay. And is Capital One already out of those buildings, or is that pretty much a given they're going in Glen Allen?

Natasha Roberts - Lexington Realty Trust - EVP & Director of Real Estate

They're partially in the buildings, and we have some subtenants in the buildings as well.

John Guinee - Stifel Nicolaus - Analyst

And are the — is that Admiral America's and Shelter Arms Hospital, are they moving into the —

Natasha Roberts - Lexington Realty Trust - EVP & Director of Real Estate

Yes.

John Guinee - Stifel Nicolaus - Analyst

— Capital One buildings or the Circuit City buildings?

Natasha Roberts - Lexington Realty Trust - EVP & Director of Real Estate

The Capital One buildings.

John Guinee - Stifel Nicolaus - Analyst

Okay. And then is the Wackenhut Corp. building in Palm Beach Gardens — is that the one you just did the land sale, Will?

Will Eglin - Lexington Realty Trust - CEO, COO, and President

Yes.

John Guinee - Stifel Nicolaus - Analyst

And what exactly was going on there?

Will Eglin - Lexington Realty Trust - CEO, COO, and President

We felt like it was a cost-effective way for us to free up some capital. So we got $4.7 million of cash by selling and leasing back the land. And we have the ability to repurchase the land at points in the future at specified prices. So it's just another way of obtaining financing secured by the collateral there.

John Guinee - Stifel Nicolaus - Analyst

That's basically a five-year secured financing for you, secured by the land.

Will Eglin - Lexington Realty Trust - CEO, COO, and President

Essentially.

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Final Transcript
Aug. 06. 2009 / 11:00AM ET, LXP - Q2 2009 Lexington Realty Trust Earnings Conference Call

John Guinee - Stifel Nicolaus - Analyst

Is the building in Cary, North Carolina — is that the same tenant that Duke Realty's doing the big build-to-suit?

Natasha Roberts - Lexington Realty Trust - EVP & Director of Real Estate

I don't —

Will Eglin - Lexington Realty Trust - CEO, COO, and President

That's been subleased.

John Guinee - Stifel Nicolaus - Analyst

Okay, so they're not there anymore?

Will Eglin - Lexington Realty Trust - CEO, COO, and President

No. No, they — Lucent (inaudible) do they have any presence in (inaudible)?

Natasha Roberts - Lexington Realty Trust - EVP & Director of Real Estate

No, I don't think so.

Will Eglin - Lexington Realty Trust - CEO, COO, and President

No, they're totally out of the building.

John Guinee - Stifel Nicolaus - Analyst

Got you. Okay, thanks a lot.

Will Eglin - Lexington Realty Trust - CEO, COO, and President

Thanks, John.

Operator

And our next question comes from Anthony Paolone with JPMorgan. Please go ahead.

Anthony Paolone - JPMorgan Chase & Co. - Analyst

Thanks. Can you give us a little more details on the sales transaction environment, such as how tough it is to sell assets unencumbered versus with debt or versus retail versus office, that sort of thing?

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Final Transcript
Aug. 06. 2009 / 11:00AM ET, LXP - Q2 2009 Lexington Realty Trust Earnings Conference Call

Will Eglin - Lexington Realty Trust - CEO, COO, and President

Very challenging. Clearly, we made a couple of great sales in second quarter at close to 7 cap rates. And that was driven by the fact that there was very good financing in place that could be assumed by the buyer and furthermore was an investor that needed to complete a tax-free exchange, so they were motivated to pay us a full and fair price.

So it continues to be challenging, but, again, most of our portfolio has pretty good financing in place that can be assumed by buyers. And that's sort of a key in allowing us to continue to execute at prices that we think are pretty good. But it's challenging, Tony, no question. I think we've had a good year so far, and I'm optimistic that we can complete some good sales over the balance of the year.

Retail has clearly been tough, but most of our retail portfolio supports our bank financing at this point. And so essentially we've got most of the retail portfolio financed at roughly 50% loan-to-value. And with LIBOR where it is, we're only paying an interest rate of about 3.25% interest only on it. So it makes sense to us right now to enjoy how we have it financed, and not necessarily focus on selling the retail but revisit that in the future when we think the economy's improving.

Anthony Paolone - JPMorgan Chase & Co. - Analyst

Okay. And on the leasing side, I think you leased like 0.5 million square feet or so in the first quarter. It was a big second-quarter leasing number, and Natasha mentioned kind of what you're negotiating for now. It just seems like a lot of leasing. Do you think you can keep that clip of renewal and leasing activity up for the foreseeable future, or do you think this is just a matter of mix right now?

Will Eglin - Lexington Realty Trust - CEO, COO, and President

I think, from an overall retention standpoint, we're doing quite well and we're executing sort of as I expected at the beginning of the year. We had one 800,000-something-square-foot lease that was completed in second quarter, and that was part of the reason why the numbers skewed like they did.

Anthony Paolone - JPMorgan Chase & Co. - Analyst

Okay. Thanks.

Operator

Thank you, and our next question is a follow-up from John Guinee with Stifel Nicolaus. Please go ahead.

John Guinee - Stifel Nicolaus - Analyst

Great. You can tell we've really looked through your supplementals, Will. Just out of curiosity, if I look at Jordan Associate — or, I'm sorry, Jacobs Engineering, Long Beach, California, prior lease expiration 2019, extended to 2021. Just out of curiosity, what happened there? Is that correct?

Will Eglin - Lexington Realty Trust - CEO, COO, and President

Yes, that's right. They want a different space in the building. Their square footage went up slightly. And because of where the space is located, there was a slight drop in rent, but we got a two-year lease extension out of it.

John Guinee - Stifel Nicolaus - Analyst

Got you. Okay, and then if I look at all the way down, you did a big renewal on United Technologies up in — somewhere in Maine. Should we look at the new cash and the new GAAP rents coming into effect immediately or coming in effect at the —?

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Final Transcript
Aug. 06. 2009 / 11:00AM ET, LXP - Q2 2009 Lexington Realty Trust Earnings Conference Call

Pat Carroll - Lexington Realty Trust - CFO, EVP, and Treasurer

It's right away, John.

John Guinee - Stifel Nicolaus - Analyst

Right away?

Pat Carroll - Lexington Realty Trust - CFO, EVP, and Treasurer

Yes.

John Guinee - Stifel Nicolaus - Analyst

Okay, so essentially, starting in 4/2009, they effectively signed a ten-year lease.

Pat Carroll - Lexington Realty Trust - CFO, EVP, and Treasurer

Yes, they had two years left in the lease. They had rents that were pretty much above market, so we entered into the extension. We took the delta between the market rent and the above-market rent and spread it over the remaining life of the term. That's in essence what happened.

John Guinee - Stifel Nicolaus - Analyst

Okay. And then when do you expect the Harcourt income to stop and the Legg Mason income to stop?

Pat Carroll - Lexington Realty Trust - CFO, EVP, and Treasurer

Harcourt income on the Orlando stopped this quarter, and Legg Mason will stop September.

John Guinee - Stifel Nicolaus - Analyst

End of September?

Pat Carroll - Lexington Realty Trust - CFO, EVP, and Treasurer

That's correct.

John Guinee - Stifel Nicolaus - Analyst

All right, great. Thank you.

Operator

And our next question comes from [Kenneth Hart]. Please go ahead.

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Final Transcript
Aug. 06. 2009 / 11:00AM ET, LXP - Q2 2009 Lexington Realty Trust Earnings Conference Call

Unidentified Participant

Yes. I came onto the call a little bit late, and so you may have already answered this. But can you talk about any capital requirements left with respect to Concord and what your ongoing obligations might be?

Will Eglin - Lexington Realty Trust - CEO, COO, and President

Sure. From a standpoint of Concord, we did write our investment down to zero from an accounting standpoint as of June 30th. We have no direct obligations to fund Concord at the Lexington level, and it is not our intention to fund Concord at all.

Unidentified Participant

So basically it's just a complete write-off and you don't expect any recovery, nor do you have any obligation?

Will Eglin - Lexington Realty Trust - CEO, COO, and President

Well, we don't have any obligations. We're hopeful that there is a recovery, but it's so uncertain that we felt like the most conservative thing to do was to write the investment off.

Unidentified Participant

Great. Thank you very much.

Operator

And our next question is a follow-up from Anthony Paolone with JPMorgan. Please go ahead.

Anthony Paolone - JPMorgan Chase & Co. - Analyst

Thanks. Pat, on Concord, to the extent you get incremental income from it going forward, will you recognize that into the income statement, or will that go direct to either unwind the reserve or just go right to the balance sheet?

Pat Carroll - Lexington Realty Trust - CFO, EVP, and Treasurer

That's a very good question, Tony. There's no reserves left; there's nothing on the balance sheet. To be honest, to the extent that Concord has earnings going forward, I'm really not sure what I'll do yet. I think probably the conservative item would be to reserve any earnings it has going forward. That's my take today. I'll have to talk with our auditors about that. But in its current market, if Concord is generating GAAP earnings, it probably isn't the — most conservative to do is to — is not to recognize it. I think you probably would have to reserve against it.

Anthony Paolone - JPMorgan Chase & Co. - Analyst

Okay, great. Thanks.

Operator

And there are no further questions at this time. I would like to turn the conference back over to Mr. Will Eglin for any additional or closing remarks.

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Final Transcript
Aug. 06. 2009 / 11:00AM ET, LXP - Q2 2009 Lexington Realty Trust Earnings Conference Call

Will Eglin - Lexington Realty Trust - CEO, COO, and President

Thanks again for joining us this morning. We're very excited about our prospects for the balance of the year, and as always, we appreciate your participation and support. If you would like to receive our quarterly supplemental package, please contact Lisa Soares, or you can find additional information on the Company on our website at www.lxp.com and, in addition, you may contact me or any of the other members of our senior management team with any questions. Thank you and have a good day, everyone.

Operator

That does conclude today's conference. Thank you for your participation.

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